Exhibit 10.16

AMENDMENT TO

4D MOLECULAR THERAPEUTICS, INC.

2025 EMPLOYMENT INDUCEMENT AWARD PLAN

This amendment (“Amendment”) to the 2025 Employment Inducement Award Plan (the “Inducement Plan”) of 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 11.4 of the Plan, effective as of January 23, 2026.

WITNESSETH THAT:

WHEREAS, the Company presently maintains the Inducement Plan for the benefit of its employees;

WHEREAS, pursuant to Section 11.4 of the Plan, the Board of Directors of the Company (the “Board”) may amend, suspend, or terminate the Plan at any time;

WHEREAS, the Plan is exempt from Nasdaq rules requiring stockholder approval of “equity compensation plans” pursuant to the Nasdaq Rule 5635(c)(4) exemption for “employment inducement awards,” and, accordingly, the Amendment shall not be submitted to the Company’s stockholders for their approval; and

WHEREAS, the Board believes it is in the best interests of the Company to amend the Inducement Plan as set forth in this Amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.
Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Inducement Plan.
2.
Amendment to the Plan. Section 5.1 of the Inducement Plan is hereby amended to the following:

“Number of Shares. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to 1,500,000 Shares. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.”

3.
Ratification and Confirmation. Except as specifically amended by this Amendment, the Inducement Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
4.
Governing Law. To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts or choice of law principles.

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I hereby certify that the foregoing Plan was adopted by the Board of Directors of 4D Molecular Therapeutics, Inc. on January 23, 2026.

Executed on January 23, 2026.

/s/ Scott Bizily

Corporate Secretary